UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2017

SAEXPLORATION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35471	27-4867100
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1160 Dairy Ashford Rd., Suite 160, Houston, Texas 77079

(Address of principal executive offices) (Zip Code)

(281) 258-4400

(Company’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 8, 2017, SAExploration Holdings, Inc., as borrower (the “Company”), each of the Company’s domestic subsidiaries, as guarantors (the “Guarantors”), Delaware Trust Company, as collateral agent and administrative agent (the “Term Loan Agent”), and the lenders from time to time party thereto (the “Lenders”) entered into a second amendment (“Amendment No. 2”), to the Term Loan and Security Agreement, dated as of June 29, 2016, among the Company, the Guarantors, the Term Loan Agent and the Lenders (as amended by that certain Amendment No. 1 to Term Loan and Security Agreement, dated as of October 24, 2016, the “Term Loan”).

Amendment No. 2, among other things, modifies the Term Loan to (i) extend the maturity date for the term loans held by consenting lenders (“Extended Loans”) to January 2, 2020 (subject to an earlier maturity date of January 2, 2019 if certain indebtedness remains outstanding at such time); (ii) increase the interest rate for the Extended Loans to 10.5% per annum for the period beginning on September 8, 2017 to, but not including, February 8, 2018, 11.5% per annum for the succeeding six-month period beginning on February 8, 2018 to, but not including, August 8, 2018 and 12.5% per annum for the period beginning on August 8, 2018 and thereafter; (iii) subject to certain conditions, provide for a mandatory prepayment with the proceeds from any Alaska tax credit; and (iv) provide for a call premium with respect to certain prepayments.

The foregoing description of Amendment No. 2, set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the text of Amendment No. 2, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The representations and warranties of the Company in Amendment No. 2 were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the Term Loan Agent and the Lenders. Amendment No. 2 is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business or operational information about the Company and its subsidiaries. The representations and warranties made by the Company in Amendment No. 2 may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to Term Loan and Security Agreement, dated as of September 8, 2017, among SAExploration Holdings, Inc., as Borrower, the Guarantors party thereto, Delaware Trust Company, as Administrative Agent and Collateral Agent, and the Lenders party thereto.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Term Loan and Security Agreement, dated as of September 8, 2017, among SAExploration Holdings, Inc., as Borrower, the Guarantors party thereto, Delaware Trust Company, as Administrative Agent and Collateral Agent, and the Lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2017                            SAExploration Holdings, Inc.

By:	/s/ Brent Whiteley
Name:	Brent Whiteley
Title:	Chief Financial Officer, General Counsel and Secretary